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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) March 31, 1998



                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                   1-10702                34-1531521
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 (State or Other Jurisdiction      (Commission             (IRS Employer
      of Incorporation)            File Number)          Identification No.)



  500 Post Road East, Suite 320, Westport, Connecticut             06880
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       (Address of Principal Executive Offices)                  (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170


                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition and Disposition of Assets.

On March 31, 1998, Terex Corporation ("Terex" or the "Company"), through one or more subsidiaries, completed the purchase of all of the outstanding shares of O&K Mining GmbH ("O&K Mining"), an entity formed under the laws of the Republic of Germany, for an aggregate cash consideration of DM307 million (approximately $168.5 million) from O&K Orenstein & Koppel AG, an entity formed under the laws of the Republic of Germany.

O&K Mining, which will be part of the Terex Earthmoving segment, is headquartered in Dortmund, Germany, and has operations in the United States, the United Kingdom, Australia, Canada, South Africa and Singapore. O&K Mining has, and will continue to, manufacture and sell a complete range of large hydraulic mining shovels serving the global surface mining industry and the global construction and infrastructure development markets.

The Company obtained the funds necessary to complete the transaction through the issuance by the Company of its New Senior Subordinated Notes (defined below) and borrowings under its New Bank Credit Facility (defined below). See Item 5 below.


Item 5.  Other Events.

On March 6, 1998, the Company completed the purchase or defeasance of all of the $166.7 million in principal amount of its then outstanding 13.25% Senior Secured Notes due 2002 (the "Senior Secured Notes"). Concurrently therewith, the Company also amended or eliminated certain of the principal restrictive covenants contained in the Indenture governing the Senior Secured Notes and refinanced substantially all of its then existing domestic and foreign revolving credit debt. The proceeds for the offer to purchase and the repayment of its then existing revolving credit facility were obtained from borrowings under the Company's new $500 million global bank credit facility (the "New Bank Credit Facility").

The New Bank Credit Facility consists of a new secured global revolving credit facility aggregating up to $125 million (the "New Revolving Credit Facility") and two term loan facilities (collectively, the "Term Loan Facilities") providing for loans in an aggregate principal amount of up to approximately $375 million. The New Revolving Credit Facility, which is currently undrawn, will be used for working capital and general corporate purposes, including acquisitions.

Pursuant to the Term Loan Facilities, the Company has borrowed, or may borrow in the future, (i) up to $175 million in aggregate principal amount pursuant to a Term Loan A due March 2004 (the "Term A Loan") and (ii) up to $200 million in aggregate principal amount pursuant to a Term Loan B due March 2005 (the "Term B Loan"). The outstanding principal amount of the Term A Loan initially bears interest, at Company's option, at an all-in drawn cost of 2% per annum in excess of the adjusted eurocurrency rate or, with respect to U.S. dollar denominated alternate base rate loans, at an all-in drawn cost of 1% per annum in excess of the prime rate. The outstanding principal amount of the Term B Loan initially bears interest, at the Company's option, at a rate of 2.5% per annum in excess of the adjusted eurodollar rate or, with respect to U.S. dollar denominated alternate base rate loans, 1.5% in excess of the prime rate. The Term A Loan amortizes on a quarterly basis, in the annual percentages of 0%, 16%, 16%, 21%, 21% and 26%, respectively, during the six year term of the loan. The Term B Loan amortizes in an annual percentage of 1% during each of the first six years of the term of the loan and 94% in the seventh year of the term of the loan. The Term A Loan and Term B Loan are subject to mandatory prepayment under certain circumstances and are voluntarily prepayable without payment of a premium (subject to reimbursement of the lenders' costs in case of prepayment of eurodollar loans other than on the last day of an interest period). The outstanding principal amount of loans under the New Revolving Credit Facility initially bears interest, at the Company's option, at an all-in drawn cost of 1% per annum in excess of the prime rate. The New Revolving Credit Facility terminates on March 5, 2004. The Company has entered into certain interest rate protection agreements with respect to a portion of the principal amount of the New Bank Credit Facility.

With limited exceptions, the obligations of the Company under the New Bank Credit Facility are secured by (i) a pledge of all of the capital stock of domestic subsidiaries of the Company, (ii) a pledge of 65% of the stock of

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certain of the foreign  subsidiaries  of the Company and (iii) a first  priority security interest in, and mortgages on, substantially all of the assets of Terex and its domestic subsidiaries. The New Bank Credit Facility contains covenants limiting the Company's activities, including, without limitation, limitations on dividends and other payments, liens, investments, incurrence of indebtedness, mergers and asset sales, related party transactions and capital expenditures. The New Bank Credit Facility also contains certain financial and operating covenants, including a maximum leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio. If for any reason the Company is unable to comply with the terms of the New Bank Credit Facility, including the covenants included therein, such noncompliance would result in an event of default under the New Bank Credit Facility and could result in acceleration of the payment of the indebtedness outstanding under the New Bank Credit Facility.

On March 31, 1998, the Company issued and sold $150 million aggregate principal amount of 8-7/8% Senior Subordinated Notes Due 2008 (the "New Senior Subordinated Notes"). The New Senior Subordinated Notes were issued and sold pursuant to an exemption from registration under the Securities Act of 1933, as amended. The New Senior Subordinated Notes are unsecured and repayment is guaranteed on an unsecured basis by certain of the Company's domestic subsidiaries. The proceeds of the issuance and sale of the New Senior Subordinated Notes were used to fund a portion of the aggregate consideration for the acquisition of O&K Mining and for general corporate purposes.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired; and
(b)  Pro Forma Financial Information

Prior to the acquisition by the Company, O&K Mining was part of the consolidated group of O&K Orenstein & Koppel AG, an entity organized under the laws of Germany, for financial reporting purposes. As a result, financial statements of the acquired businesses meeting the requirements of Regulation S-X promulgated under the Securities Act of 1933, as amended, are not currently available. Accordingly, it is not practical to provide the required historical and pro forma financial statements at this time. The required financial statements will be filed on Form 8-K/A as soon as practicable, but in any event within sixty
(60) days after the Current Report on Form 8-K is required to be filed.

(c)  Exhibits

10.1 Share Purchase Agreement dated December 18, 1997 between O&K AG and Terex Mining Equipment, Inc. (incorporated by reference to Exhibit
         10.19 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.2 Credit Agreement dated as of March 6, 1998 among Terex Corporation, certain of its subsidiaries, the lenders named therein, Credit Suisse First Boston, as Administrative Agent, Bank Boston N.A., as Syndication Agent and Canadian Imperial Bank of Commerce and First Union National Bank, as Co-Documentation Agents (incorporated by reference to Exhibit
         10.14 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.3 Guarantee Agreement dated as of March 6, 1998 of Terex Corporation and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to Exhibit 10.14 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.4 Guarantee Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to
         Exhibit 10.15 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

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10.5     Security Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein Credit Suisse First Boston, as Collateral Agent (incorporated by reference to Exhibit
         10.16 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.6 Pledge Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to
         Exhibit 10.17 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.7 Form Mortgage, Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing entered into by Terex Corporation and certain of the subsidiaries of Terex Corporation, as Mortgagor, and Credit Suisse First Boston, as Mortgagee (incorporated by reference to
         Exhibit 10.18 to the Form 10-K Annual Report for the year ended December 31, 1997, Commission File No. 1-10702).

10.8 Purchase Agreement, dated as of March 24, 1998, of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and BancBoston Securities Inc., for the issue and sale of U.S. $150,000,000 of 8-7/8% Senior Subordinated Notes due 2008.

10.9 Indenture, dated as of March 31, 1998, between Terex Corporation, each of the subsidiaries of Terex Corporation listed therein, as Issuer and United States Trust Company of New York, as Trustee, for $150,000,000 of 8-7/8% Senior Subordinated Notes due 2008.

10.10 Registration Rights Agreement, dated as of March 31, 1998, of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston Corporation, CIBC Oppenheimer Corp., Morgan Stanley & Co. Incorporated, Salomon Brothers Inc and BancBoston Securities Inc., for the issue and sale of U.S.
         $150,000,000 of 8-7/8% Senior Subordinated Notes due 2008.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 1998

                                   TEREX CORPORATION


                                   By:  /s/  Joseph F. Apuzzo
                                       Joseph F. Apuzzo
                                       Vice President Finance and Controller
                                       (Principal Accounting Officer)